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Exhibit 23.4

     [LETTERHEAD OF REITNER & STUART]

August 10, 2001

Board of Directors
Mid-State Bancshares
1026 Grand Avenue
Arroyo Grande, CA 93420

        RE: Registration Statement on Form S-4

Gentlemen:

    This firm hereby consents to the reference to the undersigned under the heading "Legal Matters" in the Registration Statement on Form S-4 and in any prospectus delivered pursuant to the Merger.

Respectfully submitted,
/s/ REITNER & STUART REITNER & STUART

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  Exhibit 23.4